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                                            Exhibit: 16(5) Opinion re Legality

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AMERICAS

US Legal Services

Michael A. Pignatella
Counsel
(860) 273-0261
Fax:  (860) 273-9407
PignatellaM@ING-AFS.com

April 4, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:      AETNA INSURANCE COMPANY OF AMERICA
         POST-EFFECTIVE AMENDMENT NO. 7 TO REGISTRATION STATEMENT ON FORM S-2 PROSPECTUS TITLE: AICA GUARANTEED ACCOUNT
         FILE NO.  333-49581

Dear Sir or Madam:

The undersigned serves as Counsel to Aetna Insurance Company of America, a Florida life insurance company (the "Company"), I have represented the Company in connection with the Guaranteed Account (the "Account") available under certain variable annuity contracts and the S-2 Registration Statement relating to such Account.

In connection with this opinion, I have reviewed Post-Effective Amendment No. 7 to the Registration Statement on Form S-2 relating to such Account, including the prospectus, and relevant proceedings of the Board of Directors.

Based upon this review, and assuming the securities represented by the Company are issued in accordance with the provisions of the prospectus, I am of the opinion that the securities, when sold, will have been legally issued, and will constitute a legal and binding obligation of the Company.

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I further consent to the use of this opinion as an exhibit to Post-Effective
Amendment No. 7 to the Registration Statement.

Sincerely,

/s/ Michael A. Pignatella

Michael A. Pignatella
Counsel

Hartford Site                           ING North America Insurance Corporation
151 Farmington Avenue, TS31
Hartford, CT 06156-8975